CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis International Series, Inc., (formerly Venture Series Inc.)
and to the inclusion of our report dated November 7, 1994 (Except for Note 2, as to which the date is December 12, 1994) to the Shareholders and Directors of Venture Series, Inc. - International Total Return Fund.

                                               /s/ TAIT, WELLER & BAKER
                                               ------------------------
                                               TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
September 27, 1995